As filed with the Securities and Exchange Commission on March 27, 2008

Registration Nos. 333-138899, 333-102247, 333-13716, 333-12608

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

DELTA GALIL INDUSTRIES LTD.
(Exact Name of Registrant as Specified in Its Charter)

Israel	None
(State or Other Jurisdiction of	(IRS Employer
Incorporation or Organization)	Identification Number)

TEXTILE BUILDING
2 KAUFMAN STREET
TEL AVIV 68012, ISRAEL
(Address, including zip code, of registrant’s principal executive offices)

DELTA GALIL INDUSTRIES LTD. 2006 INCENTIVE PLAN
DELTA GALIL INDUSTRIES LTD. 2006 OPTION PLAN
2002 EMPLOYEE SHARE OPTION PLAN
DELTA GALIL INDUSTRIES RESTRICTED STOCK PLAN
MAY 1998 SECTION 102 STOCK OPTION PLAN
SEPTEMBER 1998 SECTION 102 STOCK OPTION PLAN
JUNE 2000 SECTION 102 STOCK OPTION PLAN
(Full Title of the Plans)

DELTA GALIL USA INC.
150 MEADOWLANDS PARKWAY
SECAUCUS, NJ  07094
(201) 902-0055
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy of Communications to:
DANIEL GAMULKA
GROSS, KLEINHENDLER, HODAK,
BERKMAN & CO.
ONE AZRIELI CENTER, ROUND BUILDING
TEL AVIV 67021, ISRAEL

EXPLANATORY NOTE/DEREGISTRATION OF UNSOLD SECURITIES

    This post-effective amendment relates to the following Registration Statements filed on Form S-8 (collectively, the “Registration Statements”):

1. Registration Statement No. 333-138899, originally filed November 22, 2006.

2. Registration Statement No. 333-102247, originally filed December 30, 2002.

3. Registration Statement No. 333-13716, originally filed July 13, 2001.

4. Registration Statement No. 33-12608, originally filed September 26, 2000.

        Delta Galil Industries Ltd. (the “Company”) intends to file a Form 15F on the date hereof to terminate its duty to file reports under Section 13(a) and 15(d) of the U.S. Securities Exchange Act of 1934, as amended.  In accordance with an undertaking made by the Company in each of the Registration Statements to remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering, the Company hereby amends the Registration Statements to withdraw from registration the securities registered but unsold under the Registration Statements.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tel Aviv, Israel on the 27th day of March, 2008.

DELTA GALIL INDUSTRIES LTD.

By:	/s/ Aviram Lahav
Name: Aviram Lahav
Title: Chief Executive Officer

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Delta Galil Industries Ltd. has signed this Registration Statement on this 27th day of March, 2008.

DELTA GALIL USA INC.

By:	/s/ Steven Lockcuff
Name: Steven Lockcuff
Title: VP Finance

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Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of the 27th day of March, 2008.

Signature	Title

/s/ Aviram Lahav	Chief Executive Officer
Aviram Lahav	(principal executive officer)

/s/ Yossi Hajaj	Senior Vice President and Chief
Yossi Hajaj	Financial Officer
(principal accounting and financial officer)

/s/ Isaac Dabah	Chairman of the Board
Isaac Dabah

/s/ Israel Baum	Director
Israel Baum

/s/ Gideon Chitayat	Director
Gideon Chitayat

/s/ Noam Lautman	Director
Noam Lautman

Director
Leora Meridor

/s/ Itzhak Weinstock	Director
Itzhak Weinstock

/s/ Giora Morag	Director
Giora Morag

/s/ Amnon Neubach	Director
Amnon Neubach

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